UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 Harvard Mill Square, Suite 210

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (781) 246-3343

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On February 22, 2017, Edgewater Technology, Inc., a Delaware corporation (the “Company”), notified The Nasdaq Stock Market LLC (“Nasdaq”) that, as a result of the removal of two members of the Company’s Audit Committee (the “Audit Committee”) from the Board of Directors of the Company (the “Board”), effective as of February 16, 2017, the Audit Committee consisted of only two members and no longer consisted of at least three members as required by Nasdaq Rule 5605(c)(2)(A). Under Nasdaq Rule 5605(c)(4)(B), the Company has 180 days from the rule violation to cure the non-compliance. In light of the removal of certain members of the Board and the election of new members to the Board, as discussed in Item 5.02 below, the Board intends to assess all committee assignments and cure the non-compliance with Nasdaq Rule 5605(c)(2)(A).

The disclosure in Items 5.02 and 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Removal of Directors

Effective as of February 16, 2017, stockholders of the Company holding a majority of the outstanding shares of Common Stock of the Company (the “Common Stock”) and acting by written consent of stockholders under Section 228 of the Delaware General Corporation Law (the “DGCL”), consented to remove Paul E. Flynn, Paul Guzzi, Michael R. Loeb and Wayne Wilson from the Board.

Election of Directors

Effective as of February 16, 2017, stockholders of the Company holding a majority of the outstanding shares of Common Stock and acting by written consent of stockholders under Section 228 of the DGCL, consented to elect Matthew Carpenter, Frederick DiSanto, Jeffrey L. Rutherford and Kurtis J. Wolf (the “Newly Elected Directors”) to the Board. The Newly Elected Directors filled the vacancies created by the removal of Messrs. Flynn, Guzzi, Loeb and Wilson.

The members of Ancora Advisors, LLC (together with its affiliates, “Ancora”), a principal stockholder of the Company, and each of the Newly Elected Directors were deemed to be members of a “Group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. The members of Ancora and the Newly Elected Directors entered into a Joint Filing and Solicitation Agreement in which, among other things, (a) the parties agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Company, (b) the parties agreed to form a Group for the purpose of (i) soliciting written consents or proxies in favor of the Proposals (as defined in Item 5.07 below), (ii) taking such other actions as the parties deem advisable and (iii) taking all other action necessary or advisable to achieve the foregoing, and (c) Ancora agreed to bear all expenses incurred in connection with the Group’s activities, including approved expenses incurred by any of the parties in connection with the solicitation, subject to certain limitations. Other than as noted herein, the Company is not aware of any arrangements or understandings between members of Ancora and any of the Newly Elected Directors or any other person or persons relating to the election of the Newly Elected Directors.

The Board has not yet determined Board committee assignments for the Newly Elected Directors.

In connection with his election to the Board, each of the Newly Elected Directors received a nonstatutory stock option under the Company’s Amended and Restated 2000 Stock Option Plan, as amended, to purchase 20,000 shares of Common Stock at an exercise price of $6.45 per share, which was the closing price of the Common Stock on Nasdaq on February 16, 2017. Each nonstatutory stock option has a term of five years and vests in three equal annual installments.

The disclosure in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective as of February 16, 2017, stockholders of the Company holding a majority of the outstanding shares of Common Stock and acting by written consent of stockholders under Section 228 of the DGCL, consented to two amendments to the Company’s Amended and Restated By-Laws (the “By-Laws”).

The stockholders amended Article II, Section 1 of the By-Laws to fix the size of the Board at eight members (the “Board Size Amendment”). Prior to the adoption of the Board Size Amendment, a majority of the Board, acting from time to time by resolution, could fix the number of directors constituting the Board.

The stockholders also amended Article II, Section 2 of the By-Laws to provide that any vacancies on the Board resulting from removal of directors by the stockholders of the Company would be filled exclusively by the stockholders of the Company (the “Vacancy Amendment”). Prior to the adoption of the Vacancy Amendment, all vacancies on the Board could be filled by the affirmative vote of a majority of directors then in office, although less than a quorum.

The descriptions of the Board Size Amendment and the Vacancy Amendment are qualified in their entirety by reference to Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The disclosure in Item 5.07 of this Current Report on Form 8-K is also incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Effective as of February 16, 2017, stockholders of the Company holding a majority of the outstanding shares of Common Stock and acting by written consent of stockholders under Section 228 of the DGCL (the “Consent”), consented to the following five proposals (collectively, the “Proposals”) included in Ancora’s Definitive Consent Statement on Schedule 14A, as filed with the Securities and Exchange Commission (the “SEC”) on January 3, 2017:

Proposal 1 – Repeal of any provision of the By-Laws in effect at the time this proposal becomes effective, including any amendments thereto, which were not included in the By-Laws that were in effect on September 26, 2007 and were filed with the SEC on September 28, 2007 (the “By-Law Restoration Proposal”);

Proposal 2 – Removal without cause of four members of the Board: Paul E. Flynn, Paul Guzzi, Michael R. Loeb and Wayne Wilson, including any person (other than those elected by Ancora’s consent solicitation) elected or appointed to the Board to fill any vacancy on the Board or any newly-created directorships on or after December 22, 2016 and prior to the effectiveness of the Proposals (the “Removal Proposal”);

Proposal 3 – Amendment of Article II, Section 2 of the By-Laws to provide that any vacancies on the Board resulting from the removal of directors by the stockholders of the Company shall be filled exclusively by the stockholders of the Company (the “Vacancy Proposal”);

Proposal 4 – Amendment of Article II, Section 1 of the By-Laws to fix the size of the Board at eight members (the “Board Size Proposal”); and

Proposal 5 – Election of Ancora’s four nominees: Matthew Carpenter, Frederick DiSanto, Jeffrey L. Rutherford and Kurtis J. Wolf, to serve as directors of the Company (or, if any such nominee is unable or unwilling to serve as a director of the Company, any other person designated as a nominee by the remaining nominee or nominees) (the “Election Proposal”).

On January 9, 2017, the Company filed a Definitive Consent Revocation Statement on Schedule 14A with the SEC in opposition to the Proposals. The Board set the close of business on January 11, 2017 as the record date for determining stockholders entitled to give their written consent to the Proposals (the “Record Date”). As of the Record Date, there were 12,880,356 shares of Common Stock outstanding. All five Proposals passed, and the results of the Consent are below:

Proposal	Consenting	Against Consenting	Abstaining

No. 1 — By-Law Restoration Proposal	8,925,658	27,541	11,064

No. 2 — Removal Proposal

Paul E. Flynn	6,443,426	2,509,111	11,726
Paul Guzzi	6,453,695	2,498,842	11,726
Michael R. Loeb	8,919,270	33,267	11,726
Wayne Wilson	8,912,551	39,986	11,726

No. 3 — Vacancy Proposal	8,923,866	29,430	10,967

No. 4 — Board Size Proposal	8,914,666	38,630	10,967

No. 5 — Election Proposal

Matthew Carpenter	8,920,318	33,084	10,861
Frederick DiSanto	8,920,318	33,084	10,861
Jeffrey L. Rutherford	6,449,325	2,504,077	10,861
Kurtis J. Wolf	6,449,325	2,504,077	10,861

As a result of the adoption of the Removal Proposal and the Election Proposal, the current members of the Board are Stephen Bova, Matthew Carpenter, Frederick DiSanto, Nancy Leaming, Jeffrey L. Rutherford, Shirley Singleton, Timothy Whelan and Kurtis J. Wolf.

ITEM 8.01	OTHER EVENTS

On February 23, 2017, the Company issued a press release (the “Press Release”) relating to the results of the Proposals. A copy of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Description of Exhibit

3.1	Amendments to the Amended and Restated By-Laws of Edgewater Technology, Inc.

99.1	Press Release of Edgewater Technology, Inc., dated February 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2017

EDGEWATER TECHNOLOGY, INC.

By:	/s/ Timothy R. Oakes
Name: Timothy R. Oakes
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit Index

Exhibit Number	Description of Exhibit

3.1	Amendments to the Amended and Restated By-Laws of Edgewater Technology, Inc.

99.1	Press Release of Edgewater Technology, Inc., dated February 23, 2017.